EXHIBIT 99.1

Dot VN, Inc. To Present at Rodman & Renshaw 11th Annual Global Investment Conference
Presentation Scheduled for Thursday, September 10, 2009

SAN DIEGO – August 11, 2009 – Dot VN, Inc., (http://www.DotVN.com) (OTCBB: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar and provider of Parking Page Marketing/Advertising for the Country of Vietnam, announced today that the Company’s CEO Thomas Johnson has been invited to present at the Rodman & Renshaw 11th Annual Global Investment Conference. The presentation will take place on Thursday, September 10, 2009 at 11:40am EDT in the Louis Salon, 4th Floor. The conference is being held at the New York Palace Hotel in New York City.

A live audio webcast of the presentation will be available and archived for replay at www.dotvn.com/InvestorRelations-UpcomingEvents.html.

“We believe now is an ideal time to share the Dot VN story and our developments with the investment community,” said Johnson. “Dot VN is making significant progress in developing our Application Program Interface to increase our .vn domain name registration sales worldwide; our domain parking program and Internet advertising; and commercializing cutting edge layer-1 wireless infrastructure solutions, which support broadband and telecommunication technologies such as Wi-Fi, WiMAX and 3G, for Vietnam, the second fastest growing economy in the world.”

About the Company:

Dot VN, Inc. (www.DotVN.com) provides Internet and Telecommunication services for Vietnam.  Vietnam Internet Network Information Center ("VNNIC") awarded the Company an "exclusive long term contract" to be the first registrar to market and register its country code Top Level Domain ("ccTLD") of .VN (Vietnam) and Parking Page Marketing via the Internet.  Dot VN has established agreements with international ISPs (Internet service providers) along with over 100 top international domain resellers and over 90 Vietnamese domain resellers to commercialize ..VN.  Also, the Company is currently developing initiatives to offer Internet Data Center services and Wireless applications.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

    Thomas M. Johnson, Chairman and CEO
    Dot VN, Inc.
    Phone: 858-571-2007 x14
    Email: Inquiries@DotVN.com
    Website: www.DotVN.com
    Register your .VN domains at:  www.VN

    Investor Relations:
    Investor Awareness, Inc.
    Tony Schor or James Foy, 847-945-2222
    Website: www.InvestorAwareness.com

    Media Contact:
    North Shore Public Relations, Inc.
    Renae Placinski, 847-945-4505
    Renae@NorthShorePR.com
    Website: www.NorthShorePR.com